Exhibit (p)(ii) under Form N-1A
                                            Exhibit (99) under Item 601/Reg. S-K

RIGGS INVESTMENT MANAGEMENT CORPORATION PERSONAL SECURITIES TRANSACTIONS POLICY

                     Date of last updates: October 31, 1999
                                        July 31, 2000

INTRODUCTION:
Since you have or may have access to investment information in connection with your regular duties, you are required to report certain securities transactions made during the month. The purpose of this Policy is to prevent actual conflicts of interest (or even the appearance of conflict) between your personal securities transactions and those of the funds or clients accounts. Transactions for the client and/or the funds must have priority over an employee's transaction. Employees of RIMCO may not invest in a publicly-held security whenever they know (or have access to knowledge that) RIMCO is in the process of buying or selling the security for the funds or any RIMCO managed accounts of others and when the employee is recommending to Riggs or a customer the purchase of a security. In such circumstances you can buy a security within 24 hours after RIMCO buys if the security is rated "4" through "10" or is not in the RIMCO universe. You must wait 5 business days if the security is rated a "1", "2" or "3" and RIMCO is buying. You can sell any security within 24 hours of pre clearance unless RIMCO is selling or planning on selling the same security for the client or the funds in which case you must wait 5 business days after the completion of RIMCO's selling program. All pre-clearance forms must show that pending RIMCO transactions were checked inasmuch as it is possible for RIMCO trade to be planned regardless of its
equity model score.   Reporting of your transaction is required under Rule
275.204-2(a)12(i) or the rules promulgated under Investment Advisers Act of 1940- and 17CFR270.17j-1 of the Investment Company Act (for transactions related to the RIGGS Funds).

TRANSACTIONS SUBJECT TO THIS POLICY:
You must report all transactions or options on securities that are (i) for your own account (including an IRA, 401(k) or other retirement plan), (ii) for the account of any member of your immediate family residing with you, or (iii) for any other account, including a trust or partnership, over which you, or an immediate family member residing with you, exercise investment discretion or voting power except:
Mutual (i.e. open-end) fund shares
Money market instruments
Direct obligations of the United States or U.S. Government Agency or instrumentality
Gifts or bequests of securities (if these securities are later sold to a person described in (i)-(iii) above, the reporting requirement will apply) Transactions in accounts over which neither you nor an immediate family member residing with you has direct or indirect control

PRECLEARANCE:
Prior to buying or selling a security for your personal account, the transaction must be pre cleared by the Chairman, Compliance Officer or others authorized by RIMCO Management to ensure there is not a conflict with trades being processed for RIMCO customers. Pre-clearance authorizations are good for 24 hours. A new pre-clearance form is required if you do not act within the time frames allowed by the original pre-clearance authorization. The attached form (Exhibit A) must be prepared and approved prior to any personal trading. The top copy is retained by the Compliance Officer,while the bottom copy is retained for the employee's records.

SPECIAL PROVISIONS FOR NON MANGEMENT ACCESS PERSONS:
While members of the RIMCO Board of Directors are considered "Access Person" that are subject to the general provisions of this Policy and Rule 17j-1, non-management directors are exempt from the Policy's pre-clearance, monthly reporting and waiting period provisions. Accordingly, non management directors meet the requirements of the Policy by: 1) making initial and annual reports of their reportable beneficial holdings, 2) making quarterly reports of reportable securities transactions within ten days after the end of a given quarter. The reports should be made to the Secretary of the Board who will retain the records for six years. The reporting requirement may be satisfied by the submission of a memorandum that details holdings. These transactions will be reviewed relative to RIMCO transactions by: the President/CEO or Compliance Officer or other designated individual.

COMPLYING WITH THE SPIRIT OF INSIDER TRADING RULES:
Section 16 of the RIMCO Compliance manual as well as the Riggs National Corporation Code of Ethics on insider trading discuss rules prohibiting trading in information which may not be known to the general public. While RIMCO follows all provisions of Rule 10b-5 and other applicable rules, no one is to discuss pending or planned RIMCO transactions with anyone other than with staff members who are responsible for their execution or analysis.

REPORTING:
You must complete a monthly report (Exhibit B) of your securities transactions, specifying, among other things, the trade date, the number of shares and the price at which each transaction was effected. The report is to be returned ten days after the end of each month. After April 10,2000 this report must include the name and opening date of any new broker accounts established during the prior month. The report must be returned even if you did not have any reported transactions. These reports are of course held in confidence. In addition, it is required that you report to the Compliance Officer the existence of each broker account in which you have an interest. You should arrange to have your brokers send a copy of your confirmations and your monthly statements to the Compliance Officer.

INITIAL PUBLIC OFFERINGS:
An employee of RIMCO cannot buy an equity security as part of an initial public offering (IPO) until three days after the initial public offering date. All proposed transactions of this nature must be submitted in advance on a "pre-clearance" form for approval by RIMCO's CEO and/or Compliance Officer.

PRIVATE PLACEMENTS:
No employee may purchase a private placement unless the CEO gives expressed approval and documents the reason for such approval. In considering such an approval the CEO will consider, among other factors, whether or not the investment opportunity should be reserved for client accounts and whether the opportunity is being offered by virtue of the employee's position in the company.

MARGIN ACCOUNTS:
In order to engage in margin transactions, a RIMCO employee must receive written consent from the President and CEO or authorized designate. The New York Stock Exchange, American Stock Exchange and other national stock exchanges have rules (Regulation T) that may require the member firms to receive written consent from certain financial institutions prior to entering into any margin transactions with employees of such institutions. Margin transactions involving option grants of Riggs Nation Corporation (RNC) stock should be approved through the RNC Corporate Secretary's office.

INITIAL AND ANNUAL REPORT OF HOLDINGS:
Rule 17j-1 has been changed to require access persons to the Riggs Funds that are employed as of October 29, 1999 to make an initial report of all personal holdings to the RIMCO Compliance Officer. By requiring all RIMCO staff members to make reports, this Policy equals or exceeds all regulatory requirements.
New hires must make a report of their holdings within 10 days. Thereafter, annual reports of holding should be reported as of December 31st of each year. This requirement can also be satisfied by arranging to have duplicate copies of broker account statements (showing periodic holdings) sent to the Compliance Officer's attention.

RIMCO COMPLIANCE REVIEW:
Using methods which the Compliance Officer may from time to time deem appropriate, all persona Securities transactions will be periodically reviewed for patterns or circumstances which might be construed as violating this policy and/or the concept of undivided loyalty to RIMCO's clients. These methods may include (but are not limited to) tests for parallel trading, front running or similar practices and can include comparisons of RIMCO transaction activity to transaction activity of the staff. In conducting such reviews, the compliance officer, in consultation with the CEO and/or President, may consider the facts and circumstance (i.e. concurrent diminimis program trade adjustments aggregating $25,000 or less) as whether or not a situation represents a violation of policy.
At least once a year, the compliance officer will provide to the RIMCO Board of Directors and to the Riggs Funds Board of Directors: 1) a statement certifying that RIMCO has adopted reasonable procedures to prevent access persons from violating its code of ethics, 2) any material changes in this policy or any code of ethics, 3) the scope of review relating to compliance with this policy,
4) any material violations of the code of ethic(s) and any remedies that were initiated.
Pst700

                RIGGS INVESTMENT MANAGEMENT CORPORATION (RIMCO)
             PRE-CLEARANCE FORM-GOOD FOR 24 HOURS OF APPROVAL DATE
                        PERSONAL SECURITIES TRANSACTIONS

Policy:  -You can buy if security is ranked 4-10
       -You must wait 5 business days after finish of RIMCO
         trading and security is ranked 1, 2 or 3 for buys
       -You must wait 5 business days if RIMCO is selling,
         otherwise you can sell upon approval
       -You must wait 3 business days after the trading of IPO/s




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Trade   Security   Ticker  Buy    Price No.    Total   Broker  RIMCO     RIMCO      Sector
Date    Description        or           of     Amount          Holding   Universe   Rating
                           Sell         Shares
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                                                               Yes or No Yes or No  1 to 10
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                                                               Yes or No Yes or No  1 to 10
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                                                               Yes or No Yes or No  1 to 10
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                                                               Yes or No Yes or No  1 to 10
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                                                               Yes or No Yes or No  1 to 10
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




|_| APPROVER CHECKED PENDING TRADE REPORT                         REJECTED: |_|
                                          RIMCO trading
                                          planned or in process

         |_| New IPO
     APPROVED BY:  ________________________           _______________________
         |_| Other_____________
                  TIMOTHY WILLIAMS        PHILIP TASHO
           -------------
                  OR                      RONALD MARSILIA
                  RAINIER FLORES          OR
                                          JOSEPH KONRAD

      DATES:  ___________________________       _______________________
REVISED 3/1/99

 Top copy goes to RIMCO Compliance and bottom copy to requesting staff member.


RIGGS INVESTMENT MANAGEMENT CORPORATION         THIS FORM MUST BE RETURNED
Monthly Report Under 17 CFR 275.204-2, (13)                       NO LATER THAN
7 DAYS AFTER MONTH END
                                                      TO:  KAREN BELL
MONTH ENDED:  ____________________________

EMPLOYEE NAME:  DANNA MALLER ROCQUE



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TRADE DATE  TYPE P/S  *RIMCO    UNITS                             UNIT PRICE TOTAL      BROKER
                      HOLDING                   SECURITY                     VALUE
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



Notes: *Answer yes under "RIMCO HOLDING" if this issue is being held in any portfolio in which RIMCO manages or advises. Enter complete security name under security. No symbols or abbreviations.


Revised 4/00

                    RIGGS INVESTMENT MANAGEMENT CORPORATION
                     MONTHLY REPORT UNDER 17CFR275.204-2(12)



                  Employee Name:

I make securities investment recommendations, or participate in determination of investment-related recommendations for client accounts, or receive information concerning such recommendations being made by an investment adviser on the purchase, sale, or recommended purchase or sale of securities, prior to the effective dissemination of such recommendations or information; and in such capacity I am recording all transactions for securities in which I have an interest, including beneficial interest, but excluding transactions over which I have no direct control and direct U.S. Government obligations, for the calendar MONTH just ended.



Signed:______________________________________   Date:________________________

(Please complete the monthly report on the reverse side of this form; indicate none if applicable.)




Did you open a new brokerage account this month? If so, list name of brokerage firm and date opened.

____________________________________________    Date:_________________________
            Name of Firm


____________________________________________    Date:_________________________
            Name of Firm